UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 20, 2016

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1

1786 PB Den Helder, The Netherlands

(Address of principal executive offices)

+31 (0)22 367 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2016 annual meeting of its common and preferred shareholders (the “Annual Meeting”) on May 20, 2016. The following are the final voting results on the proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2016:

1. Each of the directors that were nominated for election by the Company’s board of supervisory directors (the “Supervisory Board”) and the Company’s board of managing directors (the “Management Board”) was elected to serve until the Company’s 2017 annual meeting of shareholders or until their successors are elected and qualified or upon the earlier of their death, disability, resignation or removal. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON- VOTES
William B. Berry	192,396,264	2,409,835	95,009	2,841,898
Sheldon R. Erikson	193,628,291	1,137,808	135,009	2,841,898
Michael C. Kearney	193,469,373	1,297,526	134,209	2,841,898
Gary P. Luquette	178,192,258	16,630,482	78,368	2,841,898
Michael E. McMahon	194,043,141	723,724	134,243	2,841,898
D. Keith Mosing	179,049,542	15,732,297	119,269	2,841,898
Kirkland D. Mosing	179,090,947	15,730,894	79,267	2,841,898
S. Brent Mosing	179,156,499	15,665,341	79,268	2,841,898
Alexander Vriesendorp	194,040,272	724,928	135,908	2,841,898

2. The proposal by the Supervisory Board and the Management Board seeking approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
184,167,061	660,049	10,073,998	2,841,898

3. The proposal on the frequency with which the Company will hold an advisory vote on the compensation of its named executive officers received the following votes:

THREE YEARS	TWO YEARS	ONE YEAR	VOTES ABSTAINED
159,752,738	36,850	35,006,933	104,587

Consistent with the recommendation of the Supervisory Board and the Management Board in the Proxy Statement and the voting results, the Company intends to hold future advisory votes on the compensation of the Company’s named executive officers every three years.

4. The proposal to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2015 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
187,634,676	17,186	10,091,144	—

5. The proposal to discharge the sole member of the Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2015 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
184,690,254	10,034,606	176,248	2,841,898

6. The proposal to discharge the members of the Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2015 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
184,692,085	10,034,475	174,548	2,841,898

7. The proposal to appoint PricewaterhouseCoopers Accountants N.V. as the Company’s auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2016 as required by Dutch law was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
197,554,089	41,558	147,359	—

8. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
197,597,987	62,099	82,920	—

9. The proposal to ratify and approve the remuneration of the members of the Supervisory Board was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
184,721,436	103,495	10,076,177	2,841,898

10. The proposal to authorize the Company’s Management Board to repurchase shares up to the maximum number allowed by law, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 120% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the Annual Meeting was approved. The voting results of each of the proposals were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
172,243,013	25,379,670	120,323	—

11. The proposal to appoint the Company’s Management Board for an indefinite period of time as the corporate body to resolve to dispose any shares held by the Company in its own capital was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
187,510,668	162,565	10,069,773	—

Item 8.01 Other Events.

On May 20, 2016, the Board approved a cash dividend of $0.15 per share (subject to applicable Dutch dividend withholding tax) to all common stockholders of record as of June 3, 2016, and with a payment date on June 17, 2016, as part of its regular quarterly cash dividend program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: May 25, 2016	By:	/s/ ALEJANDRO CESTERO
Name: Alejandro Cestero
Senior Vice President, General Counsel and Secretary